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GUCCI

STARBUCKS

SAINT LAURENT

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER 2019

SIMON®

2Q 2019 SUPPLEMENTAL

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2019 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS SECOND QUARTER 2019 RESULTS AND RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, July 31, 2019 - Simon, a global leader in premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended June 30, 2019.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $495.3 million, or $1.60 per diluted share, as compared to $547.0 million, or $1.77 per diluted share in 2018. The prior year period included a non-cash investment gain of $35.6 million, or $0.10 per diluted share. The current year period includes a $12.3 million, or $0.03 per diluted share, unrealized loss in fair value of equity instruments compared to a gain of $9.7 million, or $0.03 per diluted share, in the prior year period.

•
Funds from Operations ("FFO") was $1.064 billion, or $2.99 per diluted share, as compared to $1.061 billion, or $2.98 per diluted share, in the prior year period. Adjusting the prior year for the non-cash investment gain and the $11.0 million impact from the adoption of ASC 842, or approximately $0.13 per diluted share combined, FFO per diluted share increased 4.9%.

RESULTS FOR THE SIX MONTHS

•
Net income attributable to common stockholders was $1.044 billion, or $3.38 per diluted share, as compared to $1.168 billion, or $3.77 per diluted share in 2018. The prior year period also included net gains of $180.5 million, or $0.51 per diluted share, primarily related to disposition activity.

•
Funds from Operations ("FFO") was $2.146 billion, or $6.04 per diluted share, as compared to $2.087 billion, or $5.85 per diluted share, in the prior year period, an increase of 3.2% per diluted share. Adjusting the prior year for the non-cash investment gain, higher income related to distributions from an international investment and the $22.3 million impact from the adoption of ASC 842, or approximately $0.22 per diluted share combined, FFO per diluted share increased 7.3%.

"I am very pleased with our quarterly results including our continued financial and operational performance which resulted in continued cash flow growth," said David Simon, Chairman, Chief Executive Officer and President. "During the quarter, we broke ground on a new outlet in Normandy, our third outlet in France. After completing the four new outlets currently under construction, we will have interests in forty-two international outlets, with nine in Japan; four each in Canada and South Korea; three each in England, France, Germany, Italy, and Spain; two each in Malaysia, Mexico and The Netherlands; and one each in Austria, Belgium, Ireland and Thailand. We continue to strengthen our real estate communities through our development, redevelopment and densification activities as well as capitalizing on our unique, innovative investment opportunities, resulting in cash flow and FFO per share growth."

2Q 2019 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot was $669, an increase of 3.5%, for the trailing 12-months ended June 30, 2019.

•
Occupancy was 94.4% at June 30, 2019.

•
Base minimum rent per square foot was $54.52 at June 30, 2019.

•
Leasing spread per square foot for the trailing 12-months ended June 30, 2019 was $16.53, an increase of 32.3%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Comparable property NOI growth for the three months ended June 30, 2019 was 2.0% and was 1.8% for the six months ended June 30, 2019. Total portfolio NOI growth for the three months ended June 30, 2019 was 1.6% and was 1.7% for the six months ended June 30, 2019. Total portfolio NOI includes NOI from comparable properties, new developments, redevelopments, expansions, acquisitions, international properties and our share of NOI from investments.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $2.10 per share. This is a 5.0% increase year-over-year. The dividend will be payable on August 30, 2019 to shareholders of record on August 16, 2019.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on September 30, 2019 to shareholders of record on September 16, 2019.

2Q 2019 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the quarter, construction started on a 229,000 square foot upscale outlet located in Normandy, France, projected to open in summer 2021. Simon owns 81% of this project.

Construction continues on three new international development projects including:

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in October 2019. Simon owns a 46% interest in this project.

•
Siam Premium Outlets Bangkok (Bangkok, Thailand); scheduled to open in February 2020. Simon owns a 50% interest in this project.

•
West Midlands Designer Outlet (Cannock, England); scheduled to open in October 2020. Simon owns a 20% interest in this project.

Construction also continues on other significant redevelopment, expansion and densification projects including Southdale Center (Edina (Minneapolis), MN), The Shops at Riverside (Hackensack, NJ), Burlington Mall (Burlington (Boston), MA), Phipps Plaza (Atlanta, GA), Paju Premium Outlets (Seoul, South Korea) and Gotemba Premium Outlets (Gotemba, Japan).

At quarter-end, redevelopment and expansion projects, including the redevelopment of former department store spaces, were underway at more than 30 properties in the U.S., Canada, Asia and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.7 billion.

2Q 2019 SUPPLEMENTAL	4

EARNINGS RELEASE

BALANCE SHEET ACTIVITY

As of June 30, 2019, Simon had more than $6.8 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

The Company ended the second quarter with strong credit profile metrics, including:

•
Net debt to NOI of 5.1X.

•
Fixed charge coverage of 5.1X.

COMMON STOCK REPURCHASE PROGRAM

During the quarter ended June 30, 2019, the Company repurchased 1,046,580 shares of its common stock.

2019 GUIDANCE

The Company currently estimates net income to be within a range of $7.04 to $7.14 per diluted share for the year ending December 31, 2019 and reaffirms its previous financial guidance that FFO will be within a range of $12.30 to $12.40 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2019

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.04	$7.14
Depreciation and amortization including Simon's share of unconsolidated entities	5.25	5.25
Unrealized losses (gains) in fair value of equity instruments	0.02	0.02
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.01)	(0.01)

Estimated FFO per diluted share	$12.30	$12.40

2Q 2019 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Wednesday, July 31, 2019. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 7, 2019. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 1226926.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our second quarter 2019 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

2Q 2019 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

2Q 2019 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
REVENUE:
Lease income	$1,298,567	$1,258,698	$2,578,623	$2,526,590
Management fees and other revenues	28,248	28,541	55,792	56,722
Other income	70,371	97,820	215,604	195,929

Total revenue	1,397,186	1,385,059	2,850,019	2,779,241

EXPENSES:
Property operating	106,119	102,951	217,669	216,400
Depreciation and amortization	352,606	320,198	681,249	637,134
Real estate taxes	115,914	111,449	231,372	225,635
Repairs and maintenance	21,850	22,191	49,772	49,875
Advertising and promotion	35,420	36,491	72,545	71,291
Home and regional office costs	46,467	32,316	99,027	73,380
General and administrative	10,359	10,913	19,496	23,542
Other	27,820	20,567	53,236	49,041

Total operating expenses	716,555	657,076	1,424,366	1,346,298

OPERATING INCOME BEFORE OTHER ITEMS	680,631	727,983	1,425,653	1,432,943
Interest expense	(198,425)	(206,624)	(397,160)	(412,115)
Income and other taxes	(7,010)	(10,137)	(17,112)	(16,357)
Income from unconsolidated entities	106,542	100,828	196,986	190,854
Unrealized (losses) gains in fair value of equity instruments	(12,317)	9,692	(7,000)	6,664
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	2,681	9,672	2,681	144,949

CONSOLIDATED NET INCOME	572,102	631,414	1,204,048	1,346,938
Net income attributable to noncontrolling interests	75,944	83,576	158,580	177,611
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$495,324	$547,004	$1,043,799	$1,167,658

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.60	$1.77	$3.38	$3.77

2Q 2019 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	JUNE 30, 2019	DECEMBER 31, 2018
ASSETS:
Investment properties, at cost	$37,458,909	$37,092,670
Less — accumulated depreciation	13,444,275	12,884,539

	24,014,634	24,208,131
Cash and cash equivalents	479,776	514,335
Tenant receivables and accrued revenue, net	736,362	763,815
Investment in unconsolidated entities, at equity	2,141,745	2,220,414
Investment in Klépierre, at equity	1,718,402	1,769,488
Deferred costs and other assets	1,641,996	1,210,040

Total assets	$30,732,915	$30,686,223

LIABILITIES:
Mortgages and unsecured indebtedness	$23,324,679	$23,305,535
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,227,799	1,316,861
Cash distributions and losses in unconsolidated entities, at equity	1,567,474	1,536,111
Other liabilities	1,017,966	500,597

Total liabilities	27,137,918	26,659,104

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	231,325	230,163
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,584	42,748

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,435,256 and 320,411,571 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,723,378	9,700,418
Accumulated deficit	(5,122,281)	(4,893,069)
Accumulated other comprehensive loss	(128,743)	(126,017)
Common stock held in treasury, at cost, 12,421,713 and 11,402,103 shares, respectively	(1,595,305)	(1,427,431)

Total stockholders' equity	2,919,665	3,296,681
Noncontrolling interests	444,007	500,275

Total equity	3,363,672	3,796,956

Total liabilities and equity	$30,732,915	$30,686,223

2Q 2019 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
REVENUE:
Lease income	$760,131	$749,892	$1,519,110	$1,502,497
Other income	79,389	78,378	155,311	159,487

Total revenue	839,520	828,270	1,674,421	1,661,984
OPERATING EXPENSES:
Property operating	140,262	139,553	284,983	285,845
Depreciation and amortization	170,407	166,299	340,664	326,134
Real estate taxes	67,809	68,576	136,526	136,843
Repairs and maintenance	18,832	20,736	41,209	43,933
Advertising and promotion	19,695	20,884	44,021	45,108
Other	47,743	49,885	97,058	99,617

Total operating expenses	464,748	465,933	944,461	937,480

OPERATING INCOME BEFORE OTHER ITEMS	374,772	362,337	729,960	724,504
Interest expense	(157,927)	(190,751)	(313,944)	(341,684)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	25,792	21,587	25,792

NET INCOME	$216,845	$197,378	$437,603	$408,612

Third-Party Investors' Share of Net Income	$110,620	$96,240	$223,287	$202,424

Our Share of Net Income	106,225	101,138	214,316	206,188
Amortization of Excess Investment (A)	(20,774)	(21,395)	(41,567)	(42,921)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	(9,155)	—
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	(9,672)	—	(9,672)

Income from Unconsolidated Entities (B)	$85,451	$70,071	$163,594	$153,595

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	JUNE 30, 2019	DECEMBER 31, 2018
Assets:
Investment properties, at cost	$19,124,164	$18,807,449
Less - accumulated depreciation	7,119,224	6,834,633

	12,004,940	11,972,816
Cash and cash equivalents	882,158	1,076,398
Tenant receivables and accrued revenue, net	425,658	445,148
Deferred costs and other assets	618,538	390,818

Total assets	$13,931,294	$13,885,180

Liabilities and Partners' Deficit:
Mortgages	$15,253,009	$15,235,415
Accounts payable, accrued expenses, intangibles, and deferred revenue	881,032	976,311
Other liabilities	554,459	344,205

Total liabilities	16,688,500	16,555,931
Preferred units	67,450	67,450
Partners' deficit	(2,824,656)	(2,738,201)

Total liabilities and partners' deficit	$13,931,294	$13,885,180

Our Share of:
Partners' deficit	$(1,227,185)	$(1,168,216)
Add: Excess Investment (A)	1,564,970	1,594,198

Our net Investment in unconsolidated entities, at equity	$337,785	$425,982

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

2Q 2019 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
Consolidated Net Income (D)	$572,102	$631,414	$1,204,048	$1,346,938
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	350,045	317,364	675,983	631,370
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	139,271	137,279	273,902	272,204
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,681)	(9,672)	(2,681)	(144,949)
Unrealized losses (gains) in fair value of equity instruments	12,317	(9,692)	7,000	(6,664)
Net (income) loss attributable to noncontrolling interest holders in properties	(400)	(279)	518	(186)
Noncontrolling interests portion of depreciation and amortization	(4,935)	(4,537)	(9,818)	(9,185)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)

FFO of the Operating Partnership	$1,064,406	$1,060,564	$2,146,326	$2,086,902

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.60	$1.77	$3.38	$3.77
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.37	1.27	2.65	2.51
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.01)	(0.03)	(0.01)	(0.41)
Unrealized losses (gains) in fair value of equity instruments	0.03	(0.03)	0.02	(0.02)

Diluted FFO per share	$2.99	$2.98	$6.04	$5.85

Details for per share calculations:
FFO of the Operating Partnership	$1,064,406	$1,060,564	$2,146,326	$2,086,902
Diluted FFO allocable to unitholders	(140,077)	(139,426)	(282,396)	(273,985)

Diluted FFO allocable to common stockholders	$924,329	$921,138	$1,863,930	$1,812,917

Basic and Diluted weighted average shares outstanding	308,709	309,355	308,843	309,966
Weighted average limited partnership units outstanding	46,783	46,827	46,791	46,845

Basic and Diluted weighted average shares and units outstanding	355,492	356,182	355,634	356,811

Basic and Diluted FFO per Share	$2.99	$2.98	$6.04	$5.85
Percent Change	0.3%		3.2%

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EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $7.2 million and $1.4 million for the three months ended June 30, 2019 and 2018, respectively, and $11.6 million and $2.7 million for the six months ended June 30, 2019 and 2018, respectively.

-
Straight-line adjustments increased income by $27.2 million and $6.4 million for the three months ended June 30, 2019 and 2018, respectively, and $43.8 million and $15.0 million for the six months ended June 30, 2019 and 2018, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $1.0 million for the three months ended June 30, 2019 and 2018, respectively, and $2.7 million and $2.4 million for the six months ended June 30, 2019 and 2018, respectively.

2Q 2019 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2019, we owned or had an interest in 235 properties comprising 190 million square feet in North America, Asia and Europe. Additionally, at June 30, 2019, we had a 21.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2019 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2019 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	290%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2019 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2019	2018	2019	2018
Financial Highlights
Total Revenue - Consolidated Properties	$1,397,186	$1,385,059	$2,850,019	$2,779,241
Consolidated Net Income	$572,102	$631,414	$1,204,048	$1,346,938
Net Income Attributable to Common Stockholders	$495,324	$547,004	$1,043,799	$1,167,658
Basic and Diluted Earnings per Common Share (EPS)	$1.60	$1.77	$3.38	$3.77
Funds from Operations (FFO) of the Operating Partnership	$1,064,406	$1,060,564	$2,146,326	$2,086,902
Basic and Diluted FFO per Share (FFOPS)	$2.99	$2.98	$6.04	$5.85
Dividends/Distributions per Share/Unit	$2.05	$1.95	$4.10	$3.90

Stockholders' Equity Information	AS OF JUNE 30, 2019	AS OF DECEMBER 31, 2018
Limited Partners' Units Outstanding at end of period	46,782	46,807
Common Shares Outstanding at end of period	308,022	309,018

Total Common Shares and Limited Partnership Units Outstanding at end of period	354,804	355,825

Weighted Average Limited Partnership Units Outstanding	46,791	46,893
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	308,843	309,627

Debt Information
Share of Consolidated Debt	$23,160,397	$23,139,977
Share of Joint Venture Debt	7,163,348	7,160,392

Share of Total Debt	$30,323,745	$30,300,369

Market Capitalization
Common Stock Price at end of period	$159.76	$167.99
Common Equity Capitalization, including Limited Partnership Units	$56,683,509	$59,775,015
Preferred Equity Capitalization, including Limited Partnership Preferred Units	80,527	80,287

Total Equity Market Capitalization	$56,764,036	$59,855,302

Total Market Capitalization - Including Share of Total Debt	$87,087,781	$90,155,671

Debt to Total Market Capitalization	34.8%	33.6%

2Q 2019 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2019

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

2Q 2019 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		% GROWTH	FOR THE SIX MONTHS ENDED JUNE 30,		% GROWTH

	2019	2018		2019	2018
Comparable Property NOI (2)	$1,373,086	$1,345,519	2.0%	$2,712,599	$2,664,138	1.8%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	48,684	49,929		89,962	91,178
International Properties (4)	117,749	112,631		232,245	223,714
Our share of NOI from Investments (5)	71,121	76,989		125,796	129,435

Portfolio NOI	$1,610,640	$1,585,068	1.6%	$3,160,602	$3,108,465	1.7%
Corporate and Other NOI Sources (6)	95,723	113,940		261,243	248,191

Combined NOI	$1,706,363	$1,699,008		$3,421,845	$3,356,656

Less: Joint Venture Partners' Share of NOI	289,719	279,338		566,206	554,510

Our Share of Total NOI	$1,416,644	$1,419,670		$2,855,639	$2,802,146

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI) and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), gains on sale of equity instruments, the results of our joint venture with Seritage, Northgate, Simon management company revenues, and other assets.

2Q 2019 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2019	2018	2019	2018
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$572,102	$631,414	$1,204,048	$1,346,938
Income and other tax expense	7,010	10,137	17,112	16,357
Interest expense	198,425	206,624	397,160	412,115
Income from unconsolidated entities	(106,542)	(100,828)	(196,986)	(190,854)
Unrealized losses (gains) in fair value of equity instruments	12,317	(9,692)	7,000	(6,664)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,681)	(9,672)	(2,681)	(144,949)

Operating Income Before Other Items	680,631	727,983	1,425,653	1,432,943
Depreciation and amortization	352,606	320,198	681,249	637,134
Home and regional office costs	46,467	32,316	99,027	73,380
General and administrative	10,359	10,913	19,496	23,542

NOI of consolidated entities	$1,090,063	$1,091,410	$2,225,425	$2,166,999

Reconciliation of NOI of unconsolidated entities:
Net Income	$216,845	$197,378	$437,603	$408,612
Interest expense	157,927	190,751	313,944	341,684
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	–	(25,792)	(21,587)	(25,792)

Operating Income Before Other Items	374,772	362,337	729,960	724,504
Depreciation and amortization	170,407	166,299	340,664	326,134

NOI of unconsolidated entities	$545,179	$528,636	$1,070,624	$1,050,638

Add: Our share of NOI from Klépierre, HBS and other corporate investments	71,121	78,962	125,796	139,019

Combined NOI	$1,706,363	$1,699,008	$3,421,845	$3,356,656

2Q 2019 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED JUNE 30, 2019	SIX MONTHS ENDED JUNE 30, 2019
FFO of the Operating Partnership	$1,064,405	$2,146,326
Non-cash impacts to FFO(1)	(14,220)	(17,654)

FFO of the Operating Partnership excluding non-cash impacts	1,050,185	2,128,672
Tenant allowances	(47,365)	(89,507)
Operational capital expenditures	(41,135)	(69,825)

Funds available for distribution	$961,685	$1,969,340

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2019	SIX MONTHS ENDED JUNE 30, 2019
Deductions:
Straight-line lease income	$(27,185)	$(43,845)
Fair value of debt amortization	(29)	(52)
Fair market value of lease amortization	(1,400)	(2,738)
Additions:
Stock based compensation expense	6,733	13,843
Mortgage, financing fee and terminated swap amortization expense	7,661	15,138

	$(14,220)	$(17,654)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 - 20 and in the Earnings Release for the latest period.

2Q 2019 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2019	2018	2019	2018
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$8,389	$5,130	$15,174	$29,998
Lease settlement income	2,292	4,946	4,790	31,635
Gains on land sales	5,828	741	8,377	2,015
Other (2)	53,862	87,003	187,263	132,281

Totals	$70,371	$97,820	$215,604	$195,929

Other Expense
Ground leases	$11,036	$10,298	$21,280	$21,260
Professional fees and other	16,784	10,269	31,956	27,781

Totals	$27,820	$20,567	$53,236	$49,091

Capitalized Interest	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2019	2018	2019	2018
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$8,193	$4,683	$14,621	$9,256
Our Share of Joint Venture Properties	$275	$634	$524	$1,232

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

2Q 2019 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF JUNE 30,

	2019	2018
Total Number of Properties	176	175
Total Square Footage of Properties (in millions)	150.4	151.5
Ending Occupancy (1):
Consolidated Assets	94.6%	94.8%
Unconsolidated Assets	93.9%	94.6%
Total Portfolio	94.4%	94.7%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$646	$630
Unconsolidated Assets	$733	$694
Total Portfolio	$669	$646
Base Minimum Rent PSF (3):
Consolidated Assets	$52.91	$52.14
Unconsolidated Assets	$58.74	$58.37
Total Portfolio	$54.52	$53.84

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
6/30/19	7,227,529	$67.76	$51.23	$16.53	32.3%
3/31/19	7,499,068	$66.00	$51.83	$14.17	27.3%
12/31/18	8,722,732	$62.04	$54.29	$7.75	14.3%
6/30/18	6,213,708	$75.55	$68.23	$7.32	10.7%
3/31/18	6,044,658	$75.77	$67.32	$8.45	12.6%
Occupancy Cost as a Percentage of Sales (5):
6/30/19	12.8%
3/31/19	12.8%
12/31/18	12.8%
6/30/18	12.9%
3/31/18	13.0%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

2Q 2019 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF JUNE 30,

	2019	2018
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.4	21.1
Ending Occupancy(1)	97.1%	98.3%
Total Sales PSF(2)	$614	$604
Base Minimum Rent PSF(3)	$32.87	$31.53
Leasing Spread PSF(4)	$11.95	$8.63
Leasing Spread (Percentage Change)(4)	30.0%	14.5%

International Properties
Premium Outlets
Total Number of Properties	20	19
Total Square Footage of Properties (in millions)	7.6	7.1
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.2	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.9%	99.5%
Total Sales PSF	¥ 108,598	¥ 106,641
Base Minimum Rent PSF	¥ 5,214	¥ 5,095
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2019 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 6/30/19	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	997	3,688,417	$54.43	3.6%
2019 (7/1/19 - 12/31/19)	523	1,651,654	$51.29	1.5%
2020	2,532	8,754,795	$50.58	7.7%
2021	2,243	8,471,115	$50.00	7.5%
2022	2,137	8,357,325	$50.35	7.5%
2023	2,178	8,364,969	$57.79	8.5%
2024	1,793	7,129,000	$58.68	7.4%
2025	1,422	5,457,808	$65.29	6.3%
2026	1,270	4,547,785	$64.18	5.2%
2027	1,005	3,809,922	$63.74	4.3%
2028	865	3,688,386	$58.61	3.8%
2029	520	2,609,069	$58.19	2.5%
2030 and Thereafter	371	2,024,098	$42.83	1.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,713	4,326,999	$18.81	1.5%

Anchors
2019 (7/1/19 - 12/31/19)	1	94,337	$10.60	0.0%
2020	11	1,142,103	$6.55	0.1%
2021	10	1,251,264	$5.20	0.1%
2022	15	1,973,754	$6.36	0.2%
2023	17	2,386,762	$6.67	0.3%
2024	24	2,027,154	$8.49	0.3%
2025	15	1,356,790	$6.74	0.2%
2026	7	804,111	$4.29	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.58	0.1%
2029	5	577,562	$5.02	0.1%
2030 and Thereafter	14	1,525,221	$7.49	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2018 consolidated and joint venture combined base rental revenue.

2Q 2019 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	411	3,846	2.1%	3.4%
L Brands, Inc.	305	1,886	1.0%	2.1%
Ascena Retail Group Inc	438	2,435	1.3%	1.8%
PVH Corporation	237	1,476	0.8%	1.6%
Signet Jewelers, Ltd.	363	527	0.3%	1.4%
Tapestry, Inc.	248	988	0.5%	1.4%
Forever 21, Inc.	99	1,499	0.8%	1.4%
Foot Locker, Inc.	230	1,050	0.6%	1.3%
Luxottica Group SPA	387	690	0.4%	1.2%
Abercrombie & Fitch Co.	153	1,087	0.6%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	115	21,898	12.1%	0.4%
J.C. Penney Co., Inc.	65	10,421	5.8%	0.3%
Dillard's, Inc.	38	6,779	3.8%	*
Nordstrom, Inc.	27	4,556	2.5%	0.1%
Sears Holdings Corporation	25	4,274	2.4%	*
Dick's Sporting Goods, Inc.	32	2,175	1.2%	0.5%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Belk, Inc.	9	1,504	0.8%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Target Corporation	6	831	0.5%	*
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

2Q 2019 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$41,530	$147,783	$51,966
Redevelopment projects with incremental square footage and/or anchor replacement	230,568	176,561	84,930
Redevelopment projects with no incremental square footage (1)	28,751	14,705	4,198

Subtotal new development and redevelopment projects	300,849	339,049	141,094
Tenant allowances	76,725	29,275	12,782
Operational capital expenditures at properties:
CAM expenditures	45,271	23,065	10,514
Non-CAM expenditures	12,572	3,043	1,468

Totals	$435,417	$394,432	$165,858

Conversion from accrual to cash basis	(32,071)	(25,508)	(10,726)

Capital Expenditures for the Six Months Ended 6/30/19 (2)	$403,346	$368,924	$155,132

Capital Expenditures for the Six Months Ended 6/30/18 (2)	$334,674	$355,888	$169,418

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2019 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of June 30, 2019
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,126	$1,112	$970	7%	$469	$411

Premium Outlets
New Developments	$681	$621	$334	9%	$202	$83
Redevelopments	$683	$649	$336	10%	$212	$110
The Mills
Redevelopments	$78	$78	$58	9%	$19	$15
Totals	$2,568	$2,460	$1,698	8%	$902	$619

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved. Returns do not include any development or leasing fees earned as part of the development by Simon from joint venture partners.

2Q 2019 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of June 30, 2019

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

2Q 2019 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears TBA	9/19	100%
Columbia Center - Kennewick, WA	Dick's Sporting Goods	10/19	100%
Del Amo Fashion Mall - Torrance, CA	Mitsuwa Marketplace	10/19	50%
Orland Square - Orland Park, IL	Redevelopment of the former Carson's with Von Maur	11/19	100%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic, Life Time Sport/Work, and restaurants	11/19	100%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	12/19	50%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	3/20	100%
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears lower level	4/20	100%
Midland Park Mall - Midland, TX	Redevelopment of the former Sears building with Dillard's (opened 4/19) and redevelopment of former Dillard's with Dick's Sporting Goods	6/20	100%
Ocean County Mall - Toms River, NJ	Redevelopment of the former Sears building with B.J.'s Restaurant & Brewhouse, LA Fitness, Ulta, and Homesense	6/20	100%
Broadway Square - Tyler, TX	Redevelopment of the former Sears building with Dick's Sporting Goods, Home Goods, retail, and restaurants	7/20	100%
Lehigh Valley, Whitehall, PA	Dave & Buster's	7/20	50%
Cape Cod Mall - Hyannis, MA	Redevelopment of the former Sears building and TBA with Target, Dick's Sporting Goods, and other retailers	10/20	56%
Dadeland Mall - Miami, FL	Kendall West expansion including the addition of Apple and North Italia	10/20	50%
Dadeland Mall - Miami, FL	AC Hotel by Marriott	11/20	33%
Northshore Mall - Peabody, MA	Redevelopment of the former Sears building and TBA with Life Time Athletic and Tesla	11/20	56%
Phipps Plaza - Atlanta, GA	Mixed use redevelopment of the former Belk building with Nobu Hotel and Restaurant, Life Time Athletic, Life Time Work, Office, and retail	8/21	100%

2Q 2019 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Siam Premium Outlets Bangkok - Bangkok, Thailand	251,000 SF upscale Premium Outlet Center	2/20	50%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	10/19	46%
West Midlands Designer Outlet - Cannock, England	197,000 SF upscale Designer Outler Center	10/20	20%
Normandy Designer Outlet - Vernon (Normandy), France	229,000 SF upscale Designer Outler Center	6/21	81%

Premium Outlets - Redevelopments and Expansions
Paju Premium Outlets - Seoul, South Korea	116,000 SF Phase III expansion	8/19	50%
Yeoju Premium Outlets - Seoul, South Korea	15,000 SF expansion of the Food Court building	9/19	50%
Tosu Premium Outlets - Tosu, Japan	38,000 SF Phase IV expansion	11/19	40%
Wrentham Premium Outlets - Wrentham (Boston), MA	Redevelopment	11/19	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Luxury Expansion	12/19	100%
Gotemba Premium Outlets - Gotemba, Japan	178,000 SF Phase IV expansion	4/20	40%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment	4/20	100%
Rinku Premium Outlets - Izumisano (Osaka), Japan	110,000 SF Phase V expansion	7/20	40%
Round Rock Premium Outlets - Round Rock, TX	433 Unit Multi-family Residential	9/20	50%

Designer Outlet - Expansions
Vancouver Designer Outlet - Vancouver (British Columbia), Canada	84,000 SF Phase II expansion	8/19	46%
Ashford Designer Outlet - Kent, United Kingdom	98,000 SF Phase II expansion	10/19	46%
Noventa di Piave Designer Outlet - Noventa di Piave (Venice), Italy	29,000 SF Phase V expansion	10/19	92%

The Mills - Redevelopments
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment of the former JCPenney Outlet with Primark and Mattel	12/20	100%
Sawgrass Mills - Sunrise (Miami), FL	AC Hotel by Marriott	12/20	50%
(1)
Projects listed above are included in the Development Activity Summary and are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties

2Q 2019 SUPPLEMENTAL	30

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings during the First Six Months of 2019
Auburn Mall - Auburn, MA *	Office	88,000 SF medical office space
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites by Marriott

Openings Projected for the Remainder of 2019
Miller Hill Mall - Duluth, MN	Office	145,000 SF Essentia Health
Roosevelt Field - Garden City (New York), NY *	Hotel	163 room Residence Inn by Marriott
Southdale Center - Edina (Minneapolis), MN *	Office	64,000 SF Life Time Work / Sport

Openings Projected for 2020 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Dadeland Mall - Miami, FL *	Hotel	177 room AC Hotel by Marriott
Denver Premium Outlets - Thornton, CO	Hotel	111 room Staybridge Suites
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn by Marriott
Northgate - Seattle, WA *	Office	30,000 SF NHL Seattle Corporate Headquarters
	Office	1,000,000 SF of Class A office
	Hotel	335 hotel rooms
	Residential	953 residential units
Phipps Plaza - Atlanta, GA *	Hotel	150 room Nobu Hotel
	Office	30,000 SF Life Time Work
	Office	354,000 SF of Class A office building
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites by Hilton
Round Rock Premium Outlets - Round Rock (Austin), TX *	Residential	433 residential units
Sawgrass Mills - Sunrise (Miami), FL *	Hotel	174 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office building
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott
*
Projects in which Simon has an ownership interest

2Q 2019 SUPPLEMENTAL	31

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2018 through June 30, 2019

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2018	309,017,468	46,807,372
Activity During the First Three Months of 2019:
Exchange of Limited Partnership Units for Common Stock	24,000	(24,000)
Redemption of Limited Partnership Units for Cash	–	(774)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(1,483)	–
Repurchase of Simon Property Group Common Stock in open market	(46,377)	–

Number Outstanding at March 31, 2019	308,993,608	46,782,598

Second Quarter Activity:
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(18,783)	–
Restricted Stock Awards (3)	93,298	–
Repurchase of Simon Property Group Common Stock in open market	(1,046,580)	–

Number Outstanding at June 30, 2019	308,021,543	46,782,598

Number of Limited Partnership Units and Common Shares at June 30, 2019	354,804,141

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2019
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 28, 2019 was $69.00 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2019 SUPPLEMENTAL	32

CREDIT PROFILE
(As of June 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.3%
31.6%
33.8%
33.6%
34.8%
2015
2016
2017
2018
6/30/19

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.3%
14.0%
14.8%
15.3%
15.8%
2015
2016
2017
2018
6/30/19

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
4.5
5.0
5.0
5.1
5.1
2015(1)
2016(2)
2017(2)
2018
TTM 6/30/19

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.6
5.5
5.1
5.1
2015
2016
2017
2018
TTM 6/30/19

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
61%
62%
64%
65%
66%
2015(1)
2016(2)
2017(2)
2018
TTM 6/30/19

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
3.91%
3.53%
3.40%
3.50%
3.49%
5.9
7.0
6.6
6.2
5.7
Interest Rate
Years to Maturity
2015
2016
2017
2018
6/30/19

(1)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(2)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

2Q 2019 SUPPLEMENTAL	33

SUMMARY OF INDEBTEDNESS
As of June 30, 2019
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,071,893	$5,944,079	3.90%	5.1
Variable Rate Debt	737,433	700,230	2.98%	2.6

Total Mortgage Debt	6,809,326	6,644,309	3.80%	4.8
Unsecured Debt
Fixed Rate	15,024,187	15,024,187	3.22%	7.0
Revolving Credit Facility - USD Currency	125,000	125,000	3.17%	3.0

Total Revolving Credit Facilities	125,000	125,000	3.17%	3.0
Global Commercial Paper - USD	1,418,150	1,418,150	2.47%	0.2

Total Unsecured Debt	16,567,337	16,567,337	3.16%	6.4
Premium	9,298	9,298
Discount	(41,400)	(41,400)
Debt Issuance Costs	(87,137)	(86,402)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,324,679	$23,160,397	3.34%	6.0

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,490,398	$6,429,361	4.05%	5.1
Floating Rate Debt (Hedged) (1)	255,532	99,743	1.66%	6.1
Variable Rate Debt	1,128,822	489,852	3.24%	2.5
TMLP Debt (2)	416,128	161,880	–	–

Total Mortgage Debt	15,290,880	7,180,836	3.98%	4.9
Premium	1,945	972
Discount	–	–
Debt Issuance Costs	(39,816)	(18,460)

Joint Venture Mortgages and Other Indebtedness (1)	$15,253,009	$7,163,348	3.98%	4.9

Our Share of Total Indebtedness		$30,323,745	3.49%	5.7

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.5%	$22,354,333	3.37%	7.0
Variable	3.5%	806,064	3.01%	2.7

	100.0%	23,160,397	3.34%	6.0
Joint Venture
Fixed	91.8%	$6,577,465	4.05%	5.1
Variable	8.2%	585,883	3.24%	3.1

	100.0%	7,163,348	3.98%	4.9

Total Debt		$30,323,745

Total Fixed Debt	95.4%	$28,931,798	3.51%	5.8

Total Variable Debt	4.6%	$1,391,947	3.11%	2.9

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

2Q 2019 SUPPLEMENTAL	34

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2019
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2019	$1,418,150	2.47%	$53,784	–	$209,008	2.39%	$1,680,942	2.47%
2020	1,352,820	2.42%	602,057	4.45%	480,155	5.32%	2,435,032	3.37%
2021	2,150,000	3.31%	964,810	3.70%	1,075,046	4.46%	4,189,856	3.69%
2022	2,727,820	2.37%	822,188	3.33%	974,273	3.89%	4,524,281	2.92%
2023	1,100,000	2.75%	748,182	3.92%	558,814	3.28%	2,406,996	3.24%
2024	1,500,000	3.53%	369,600	3.87%	1,034,315	4.22%	2,903,915	3.79%
2025	1,168,547	2.41%	835,940	3.56%	858,773	3.36%	2,863,260	3.03%
2026	1,550,000	3.28%	2,055,050	3.89%	847,812	3.76%	4,452,862	3.66%
2027	1,500,000	3.38%	146,283	4.00%	377,107	3.76%	2,023,390	3.49%
2028	–	–	46,415	3.85%	725,543	4.11%	771,958	4.20%
2029	–	–	–	–	610	–	610	–
Thereafter	2,100,000	5.10%	–	–	39,380	6.24%	2,139,380	5.09%

Face Amounts of Indebtedness	$16,567,337	3.16%	$6,644,309	3.80%	$7,180,836	3.98%	$30,392,482	3.49%
Premiums (Discounts) on Indebtedness, Net	(41,400)		9,298		972		(31,130)
Debt Issuance Costs	(67,956)		(18,446)		(18,460)		(104,862)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$16,525,236		$6,635,161		$7,163,348		$30,323,745

2Q 2019 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,990	(2)
2.	Auburn Mall	MA	Auburn	56.4%		584,587	09/01/20	6.02%	Fixed	36,651	20,660
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,111,094	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,111,812	02/06/23	3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,452,435	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,202,217	09/01/22	3.95%	Fixed	116,474	116,474
7.	Bay Park Square	WI	Green Bay	100.0%		653,444	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,339	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		978,000	09/01/26	3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		520,403	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,119,134	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		587,963	03/06/21	5.75%	Fixed	87,675	49,423
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,533	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,973	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,558	10/01/26	3.95%	Fixed	187,829	93,915
17.	College Mall	IN	Bloomington	100.0%		610,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		762,429	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,260,172	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,940	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,761	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,704	06/06/22	4.46%	Fixed	86,878	67,926
23.	Dadeland Mall	FL	Miami	50.0%		1,496,536	12/05/21	4.50%	Fixed	405,718	202,859
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,430	06/01/27	3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,237,041	08/01/21	5.44%	Fixed	182,751	182,751
26.	Dover Mall	DE	Dover	68.1%		927,241	08/06/21	5.57%	Fixed	82,782	56,367
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,292	08/11/22	4.71%	Fixed	101,523	57,229
28.	Empire Mall	SD	Sioux Falls	100.0%		1,124,718	12/01/25	4.31%	Fixed	188,479	188,479
29.	Falls, The	FL	Miami	50.0%		840,055	09/01/26	3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,160	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,548	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,724,658	01/04/21	4.30%	Fixed	426,807	213,403
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,912	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,714,854	09/05/20	5.25%	Fixed	317,829	158,914
35.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		663,125	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,927	03/01/25	3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,259,740	(2)
38.	Haywood Mall	SC	Greenville	100.0%		1,237,656	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,036	06/01/21	5.38%	Fixed	126,652	126,652

2Q 2019 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,667,095	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,278,666	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,807	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,160,636	11/01/27		4.06%	Fixed	194,571	97,286
44.	Lenox Square	GA	Atlanta	100.0%		1,540,164	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,882	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,289	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,120	05/01/23		3.56%	Fixed	117,608	58,804
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,844,939	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		805,093	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
51.	Meadowood Mall	NV	Reno	50.0%		903,534	11/06/21		5.82%	Fixed	111,252	55,626
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,933	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,549	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,787	09/06/22		4.35%	Fixed	74,577	74,577
55.	Miller Hill Mall	MN	Duluth	100.0%		831,445	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,101,907	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,939	(2)
58.	Northgate	WA	Seattle	100.0%		1,045,396	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,375,926	07/05/23		3.30%	Fixed	239,918	135,242
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		775,576	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,878	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,338,499	12/07/20		4.77%	Fixed	60,314	51,592
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,084,071	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,601	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		663,986	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,309	07/27/21		3.50%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		842,455	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,426	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,361	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,051	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,236,729	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,089	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		552,307	03/18/21	(8)	4.15%	Variable	179,991	80,996
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		251,901	07/01/26		3.74%	Fixed	550,000	275,000
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,254,235	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		654,884	02/01/23		3.37%	Fixed	130,000	130,000

2Q 2019 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,294,913	05/29/20		3.60%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,596	11/01/22		4.01%	Fixed	96,158	54,205
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,101	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,566	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,053,850	04/01/23		3.84%	Fixed	142,953	142,953
84.	SouthPark	NC	Charlotte	100.0%		1,678,136	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,221,221	06/06/23		3.85%	Fixed	115,719	115,719
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,128	10/06/25		4.45%	Fixed	61,134	30,567
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,294	01/06/22		5.47%	Fixed	88,634	49,963
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,344	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,391,740	09/11/24		3.82%	Fixed	349,996	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,338,934	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,707	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		777,524	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,318,873	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		832,740	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,173	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,736	05/01/22		4.76%	Fixed	183,479	183,479
97.	Towne East Square	KS	Wichita	100.0%		1,145,109	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		850,978	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,472	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,671	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,181,469	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		808,648	05/05/20		6.00%	Fixed	321,069	128,429
104.	White Oaks Mall	IL	Springfield	80.7%		925,473	06/01/23	(8)	5.15%	Variable	49,000	39,532
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,499	11/01/26		4.15%	Fixed	157,672	148,992
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,149,807	03/05/24		4.50%	Fixed	409,128	204,564
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,097,689	(2)

	Total Mall Square Footage					119,935,156

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,530	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	78,490	39,245
3.	Pier Park	FL	Panama City Beach	65.6%		947,903	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					2,020,278

2Q 2019 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,209	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,702	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	604,452	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,523	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,290	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,840	12/01/22		3.36%	Fixed	43,701	43,701
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,689	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,804	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,128	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,114	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,120	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,275	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,050	12/01/25		4.30%	Fixed	178,000	178,000
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,551	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,293	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,686	03/01/23	(8)	3.90%	Variable	86,000	43,000
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	412,077	04/01/23		3.66%	Fixed	112,815	112,815
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,748	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,022	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,125	02/06/26		4.26%	Fixed	75,305	75,305
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,215	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,606	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,447	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,230	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,933	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,323	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,619	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,830	06/01/26	(15)	4.17%	Fixed	51,208	51,208
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,311	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,780	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,896	07/01/23		3.78%	Fixed	120,443	120,443
36.	Napa Premium Outlets	CA	Napa	100.0%	179,354	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,087	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,724	(2)

2Q 2019 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,371	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,892	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,694	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,154	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,506	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,417	09/06/26	(17)	3.33%	Fixed	34,977	34,977
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,611	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,073	07/26/21		3.50%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,601	09/06/26	(17)	3.33%	Fixed	61,446	61,446
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,713	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,905	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,392	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,697	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,699	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,495	10/06/24		4.06%	Fixed	95,000	57,000
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,255	11/28/21	(8)	4.05%	Variable	85,000	42,500
59.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	4.05%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	107,019	107,019
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,931	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	445,424	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,279	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,520	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,808	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	900,000	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	655,787	(2)

	Total U.S. Premium Outlet Square Footage				30,463,144

2Q 2019 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,781	07/01/20		5.76%	Fixed	151,209	151,209
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,930,634	02/06/24		4.29%	Fixed	374,000	221,595
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,414,035	11/01/24		4.28%	Fixed	132,460	49,672
							07/01/21		5.04%	Fixed	25,881	9,705
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,581	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,290	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,379	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,948	10/01/26		3.99%	Fixed	262,029	262,029
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,978	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,274	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,930	03/05/22		4.25%	Fixed	300,967	150,484
11.	Opry Mills	TN	Nashville	100.0%		1,168,400	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,453	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,279,316	(2)

	Total The Mills Square Footage					21,397,974

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			576,575	251,728

	Total Other Properties Square Footage					6,562,476

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					180,379,028

2Q 2019 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	104,613	94,152

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton, Canada		50.0%	424,000	11/10/21	(8)(23)	3.26%	Variable	100,060	50,029
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,700	06/01/24	(23)	3.10%	Fixed	91,669	45,833
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	500,400	06/01/22	(23)	3.11%	Fixed	129,863	64,930
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.51%	Variable	99,401	44,730

	Subtotal Canada Square Footage				1,533,100
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	1.60%	Variable	93,127	83,814

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	44,460	31,345

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.25%	Variable	145,065	130,558
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	07/25/25	(20)	1.95%	Fixed	291,683	262,514

	Subtotal Italy Square Footage				612,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.79%	Fixed	44,256	17,703
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.44%	Variable	29,982	11,993
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	402,500	07/31/22	(25)	0.33%	Variable	9,020	3,608
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(25)	0.28%	Fixed	41,040	16,416
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(25)	0.31%	Variable	25,256	10,102
						11/30/23	(25)	0.31%	Variable	23,452	9,381
						05/29/22	(25)	0.35%	Fixed	45,099	18,039
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.30%	Variable	5,459	2,184
						11/29/19	(25)	0.35%	Fixed	27,214	10,885
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.38%	Variable	10,373	4,149

	Subtotal Japan Square Footage				3,287,700

2Q 2019 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	03/31/22	(26)	3.24%	Fixed	99,784	49,892
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	07/13/23	(26)	3.43%	Fixed	57,322	28,661
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	131,874	65,937
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/28/21	(26)	3.45%	Fixed	72,973	36,485

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(27)	5.27%	Variable	32,207	16,103
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	11/01/19	(27)	5.02%	Variable	1,509	755

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)
26.	Premium Outlets Querétaro	Querétaro, Mexico		50.0%		270,600	12/20/33	(30)	11.31%	Fixed	21,096	10,548
							12/20/21	(30)	11.24%	Variable	5,907	2,954

	Subtotal Mexico Square Footage					603,600
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.78%	Fixed	258,026	232,223
							08/17/25	(20)	1.30%	Variable	188,472	89,077
28.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.75%	Variable	64,787	60,900

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
29.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	3.04%	Fixed	103,275	46,474

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					9,729,400

	TOTAL SQUARE FOOTAGE					190,108,428

	Other Secured Indebtedness:							(13)			307,759	148,982

	TOTAL SECURED INDEBTEDNESS											$13,807,044	(6)

	Our Share of Consolidated Mortgage Debt											$6,644,309

	Our Share of Joint Venture Mortgage Debt											$7,180,836

2Q 2019 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	09/19/19	(12)	2.47%	Fixed	1,418,150
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	852,820
Simon Property Group, LP (Sr. Notes)	03/01/21	(19)	3.16%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	3.17%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	852,820
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	568,547
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,567,337	(18)

2Q 2019 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of June 30, 2019

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2019: 1M LIBOR at 2.40%; 1M EUR LIBOR at –.43%; 3M EURIBOR at –34.5%; 6M EURIBOR at –31.1%; 3M GBP LIBOR at 0.77%; 1M YEN TIBOR at 0.07%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at –0.11%; 1M CDOR at 1.96%; and Cost of Funds Rate at 3.43%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 85.9 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $216.1 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of commercial paper at June 30, 2019.
(13)
Consists of nine loans with interest rates ranging from 2.75% to 5.50% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 130.1 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Through cross currency swap agreements, $150.0 million was swapped to Euro-equivalent 121.6 million at 1.37% and $200.7 million was swapped to Yen-equivalent 22.3 billion at 1.19%, resulting in an interest rate essentially fixed at the all-in rate presented.
(20)
Amount shown in USD equivalent; Euro equivalent is 1.1 billion.
(21)
Consists of seven encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2019 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 421.0 million.
(24)
Includes office space of 2,145,752 square feet including the following centers with more than 75,000 square feet of office space:

Auburn Mall - 85,619 sq. ft.	Fashion Centre at Pentagon City - 169,089 sq. ft.
Circle Centre - 138,390 sq. ft.	Oxford Valley Mall - 137,728 sq. ft.
Copley Place - 894,668 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 29.0 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 420.9 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 131.0 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
Amounts shown in USD equivalent; Pesos equivalent is 518.8 million.

2Q 2019 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2019 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30, 2019		FOR THE THREE MONTHS ENDED JUNE 30, 2018

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(11,303)	$357,737	$(10,748)	$353,793
Management fees and other revenues	–	–	–	–
Other income	(407)	38,915	(427)	38,167

Total revenue	(11,710)	396,652	(11,175)	391,960

EXPENSES:
Property operating	(1,950)	62,985	(1,862)	61,819
Depreciation and amortization	(4,094)	101,774	(3,904)	100,504
Real estate taxes	(589)	32,216	(577)	32,191
Repairs and maintenance	(337)	8,772	(404)	9,568
Advertising and promotion	(1,035)	9,489	(1,089)	10,048
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,472)	21,403	(1,248)	23,041

Total operating expenses	(9,477)	236,639	(9,084)	237,171

OPERATING INCOME BEFORE OTHER ITEMS	(2,233)	160,013	(2,091)	154,789
Interest expense	1,768	(74,496)	1,985	(84,891)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	65	(85,517)	(173)	(69,898)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	(400)	–	(279)	–
Net (income) loss attributable to noncontrolling interests	(400)	–	(279)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

2Q 2019 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE SIX MONTHS ENDED JUNE 30, 2019		FOR THE SIX MONTHS ENDED JUNE 30, 2018

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(21,987)	714,804	$(21,609)	707,966
Management fees and other revenues	—	—	—	—
Other income	(784)	76,497	(877)	78,047

Total revenue	(22,771)	791,301	(22,486)	786,013

EXPENSES:
Property operating	(3,993)	127,529	(3,913)	126,835
Depreciation and amortization	(8,344)	203,991	(7,955)	197,914
Real estate taxes	(1,204)	64,689	(1,187)	64,111
Repairs and maintenance	(753)	19,415	(799)	20,454
Advertising and promotion	(2,271)	21,081	(2,162)	21,432
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(3,592)	43,211	(2,720)	45,348

Total operating expenses	(20,157)	479,916	(18,736)	476,094

OPERATING INCOME BEFORE OTHER ITEMS	(2,614)	311,385	(3,750)	309,919
Interest expense	3,234	(147,893)	3,804	(156,564)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(102)	(163,492)	(240)	(153,355)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—

CONSOLIDATED NET INCOME	518	—	(186)	—
Net (income) loss attributable to noncontrolling interests	518	—	(186)	—
Preferred dividends	—	—	—	—

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners' share of operations from consolidated properties.

2Q 2019 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF JUNE 30, 2019		AS OF JUNE 30, 2018

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(463,976)	$10,754,204	$(399,737)	$10,764,013
Less - accumulated depreciation	(94,827)	3,367,836	(83,660)	3,133,251

	(369,149)	7,386,368	(316,077)	7,630,762
Cash and cash equivalents	(18,159)	412,176	(15,565)	445,157
Tenant receivables and accrued revenue, net	(8,280)	201,170	(6,672)	182,456
Investment in unconsolidated entities, at equity	(21,377)	(2,120,368)	(22,259)	(2,280,574)
Investment in Klépierre, at equity	—	—	—	—
Deferred costs and other assets	(30,211)	377,282	(39,454)	246,835

Total assets	$(447,176)	$6,256,628	$(400,027)	$6,224,636

LIABILITIES:
Mortgages and unsecured indebtedness	$(164,282)	$7,163,348	$(160,519)	$7,175,646
Accounts payable, accrued expenses, intangibles, and deferred revenues	(18,737)	416,697	(16,598)	401,090
Cash distributions and losses in unconsolidated entities, at equity	—	(1,567,474)	—	(1,531,136)
Other liabilities	(51,335)	244,057	(46,814)	179,036

Total liabilities	(234,354)	6,256,628	(223,931)	6,224,636

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(205,788)	—	(172,464)	—
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—

Total stockholders' equity	—	—	—	—
Noncontrolling interests	(7,034)	—	(3,632)	—

Total equity	(7,034)	—	(3,632)	—

Total liabilities and equity	$(447,176)	$6,256,628	$(400,027)	$6,224,636

2Q 2019 SUPPLEMENTAL	49